First BanCorp to Host a Conference Call to Present Its Preferred Stock Exchange Offer

SAN JUAN, Puerto Rico – August 16, 2010 – First BanCorp (the “Corporation”) [NYSE:FBP], [NYSE:FBPPrA], [NYSE:FBPPrB], [NYSE:FBPPrC], [NYSE:FBPPrD], [NYSE:FBPPrE], announced today that it will host a conference call to present the purpose for and terms of its preferred stock exchange offer. The conference call will begin at 10:00 a.m. Eastern Time on Wednesday, August 18, 2010. Holders of the preferred stock and others can access the call by dialing (877) 407-0784; international callers please dial (201) 689-8560. A presentation and a live webcast will be available on the investor relations section of the website at www.firstbankpr.com. Immediately following the call, management will be available to answer questions (on a one-to-one basis) on the exchange offer. Interested parties may dial 787-729-8088 before 12:00 p.m. Eastern Time on Wednesday, August 18, 2010.

A replay will be available after approximately 1:00 p.m. Eastern Time and can be accessed by dialing (877) 660-6853, and international callers please dial (201) 612-7415; to access the replay please reference account 3055 and passcode 355621. The replay will remain available until midnight Eastern Time on Friday, August 24, 2010. The webcast replay will remain accessible via the investor relations section of the website for an extended period of time.

About First BanCorp

First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida, and of FirstBank Insurance Agency. First BanCorp and FirstBank Puerto Rico all operate within U.S. banking laws and regulations. The Corporation operates a total of 176 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Corp., a small loan company; FirstBank Puerto Rico Securities, a broker-dealer subsidiary; First Management of Puerto Rico; and FirstMortgage, Inc., a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and publicly-held preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York and the order dated June 2, 2010 (the “Order”) that the Corporation and FirstBank Puerto Rico entered into with the FDIC and the OCIF that, among other things, require the Corporation to attain certain capital levels and reduce its special mention, classified, delinquent and non-accrual assets; uncertainty as to whether the Corporation will be able to meet the conditions necessary to compel the United States Department of the Treasury (the “U.S. Treasury”) to convert into Common Stock the shares of Series G Preferred Stock that the Corporation issued to the U.S. Treasury in exchange for its shares of Series F Preferred Stock; uncertainty as to whether the Corporation will be able to complete future capital-raising efforts; the risk of being subject to possible additional regulatory actions; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense; a continuation of adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; the Corporation’s reliance on brokered certificates of deposit and the Corporation’s ability to obtain, on a periodic basis, approval to issue brokered certificates of deposit to fund operations and provide liquidity in accordance with the terms of the Order; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; uncertainty about the impact of regulatory and legislative changes on financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the Federal Deposit Insurance Corporation, government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in our non-interest expense; risks of not being able to generate sufficient income to realize the benefit of the deferred tax asset; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; changes in the Corporation’s expenses associated with acquisitions and dispositions; developments in technology; the impact of Doral Financial Corporation’s financial condition on the repayment of its outstanding secured loans to the Corporation; risks associated with further downgrades in the credit ratings of the Corporation’s securities; general competitive factors and industry consolidation;  and the possible future dilution to holders of common stock resulting from additional issuances of common stock or securities convertible into common stock. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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First BanCorp
Alan Cohen
Senior Vice President
Marketing and Public Relations
alan.cohen@firstbankpr.com
(787) 729-8256